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                       METRO INFORMATION SERVICES, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE.

     The Metro Information Services, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide certain employees ("Participants") of Metro Information Services, Inc. (the "Company") with an opportunity to acquire a proprietary interest in the Company through their participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986 (the "Code").

2.   ADMINISTRATION.

     (a) COMMITTEE. This Plan shall be administered by a committee (the "Committee") composed of at least two (2) members of the Board of Directors of the Company (the "Board"). No person shall serve as a member of the Committee, or if a member of the Committee, shall not participate in decisions concerning the timing, pricing or amount of Stock to be made available for purchase hereunder, unless such person is a disinterested person as described in Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule ("Rule 16b-3"). This Plan is intended to meet the requirements of Rule 16b-3 and shall be interpreted and administered so as to comply with such rule. The Committee shall have full authority to administer this Plan and to adopt such rules and regulations for administering this Plan as it may deem necessary to comply with the requirements of Section 423 of the Code. The Committee may delegate to an agent or agents any of its responsibilities under this Plan except its responsibilities to: (1) establish the number of shares available for purchase by employees during any purchase period; (2) establish the maximum and minimum percentage of base compensation to be paid by any single employee for the purchase of stock during any purchase period and its authority and (3) construe and interpret the provisions of this Plan.

     (b) ACTIONS OF THE COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of fair market value) shall be final and binding on all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

3.   PURCHASE PERIODS.

     The first purchase period under this Plan shall commence on


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the effective date of the Company's registration statement filed with the
Securities and Exchange Commission and shall terminate on March 31, 1997. Unless otherwise determined by the Committee, a purchase period shall commence on the first day of each succeeding calendar quarter and shall terminate on the last day of each such quarter. The Committee may, from time to time, establish purchase periods with differing commencement dates and durations. No two purchase periods shall run concurrently.

4.   ELIGIBILITY AND PARTICIPATION.

     (a) Subject to Section 6(c)(iii), every employee of the Company who, on the commencement date of the purchase period, has been employed by the company for at least one (1) year and is employed on a basis that customarily requires not less than twenty (20) hours of service per calendar week or less than five (5) months of service per calendar year is eligible to participate in this Plan during a purchase period.

     (b) An employee may become a Participant in this Plan for a particular purchase period only by completing the enrollment forms prescribed by the Committee (including a purchase agreement and a payroll deduction authorization) and filing such forms before the commencement of the purchase period with the person designated by the Committee. No enrollment forms will be accepted from an individual who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-sponsored absence.

5.   STOCK SUBJECT TO PLAN.

        (a) COMMON STOCK. The stock that is purchasable by Participants shall be the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock"). To have sufficient shares available for sale under this Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of shares that may be sold to employees during any single purchase period shall be established by the Committee before the beginning of the purchase period; provided, however, that the total number of shares that may be sold to Participants throughout the entire duration of this Plan shall not exceed 250,000 shares (subject to adjustment under subparagraph (b) below).

        (b) CHANGES IN CAPITAL STRUCTURE. If any change is made to the Common Stock purchasable under this Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of twenty percent (20%) at any single time, stock splits, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate

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adjustments shall be made to the maximum number of shares purchasable under this Plan and the number of shares and price per share of stock subject to rights to purchase stock outstanding under this Plan.

6.  PURCHASE OF COMMON STOCK.

    (a) RIGHT TO PURCHASE. An employee who becomes a Participant for a particular purchase period shall have the right, as of the beginning of the purchase period, to purchase Common Stock on the terms and conditions set forth in this Plan and shall execute a purchase agreement embodying such terms and conditions and such other provisions, not inconsistent with this Plan, as the Committee may deem advisable.

    (b) PURCHASE PRICE PER SHARE. Except as provided in Section 6(j), the purchase price per share shall be eighty-five percent (85%) of the fair market value of a share of Common Stock on the commencement date of the purchase period. The fair market value of a share of Common Stock on any date shall be the closing sales price, as quoted by the National Association of Securities Dealers through the NASDAQ National Market System for the date in question, or, if the Common Stock is listed on a national stock exchange, the officially-quoted closing sales price on such exchange on the date in question. If the Common Stock is not traded publicly, the fair market value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after consultation with outside legal, accounting or other experts as the Board or the Committee may deem advisable. If the Common Stock is not traded publicly, the Board or the Committee shall maintain a written record of its method of determining such value.

    (c) TOTAL PURCHASE PRICE. Each Participant shall, for any purchase period, have the right to purchase Common Stock with a total purchase price equal to a designated percentage of his Compensation. A Participant's "Compensation" for a particular purchase period shall be the amount of the Participant's (i) base salary or wages or (ii) base salary or wages, plus overtime, bonuses and other compensation, that is payable to the Participant at any time or from time to time during the purchase period. Each Participant shall designate in his purchase agreement the whole percentage of the Participant's Compensation the Participant wishes to use to pay for the purchase of Common Stock for the particular purchase period, subject to the provisions set forth below which shall be uniformly applied to all Participants in a particular purchase period:

         (i) The maximum percentage of a Participant's Compensation that may be used to pay for the Common Stock in a particular purchase period shall be five percent (5%); provided, however, that the Committee shall establish before the beginning


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of the purchase period a maximum number of shares (subject to adjustment under Section 6(b)) that may be purchased during the purchase period by each Participant.

    (ii) The minimum percentage of a Participant's Compensation that may be used to pay for the purchase of Common Stock in a particular period shall be one percent (1%).

    (iii) No right to purchase shares under this Plan shall be granted to an employee if such employee would, immediately after the grant, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. An employee's stock ownership shall be determined under Section 424(d) of the Code and stock that an employee may purchase under any outstanding options shall be treated as stock owned by the employee.

Notwithstanding the provisions of paragraphs (i) and (ii) above, the Committee may, in its discretion, establish any other maximum and minimum percentages of Compensation to be used to pay for Common Stock under this Plan.

    (d) ALLOCATION OF AVAILABLE SHARES. If the total number of shares of Common Stock that may be purchased under the purchase agreements of all Participants for a particular purchase period exceeds the number of shares available for sale under this Plan, then the Committee shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

    (e) PAYMENT. Payment of the purchase price for Common Stock under this Plan shall be effected by means of payroll deductions, which shall begin with the first pay period, the payment date for which occurs coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the last pay period, the payment date for which occurs on or before the last day of the purchase period. Each payroll deduction shall be an amount equal to the percentage of the Compensation included in that payroll payment that was designated by the Participant in his purchase agreement (subject to reduction as provided in Section 6(g)).

    (f) TERMINATION OF RIGHT TO PURCHASE. A Participant may, at any time before the last day of the purchase period, terminate his right to purchase stock under this Plan by filing the prescribed notification form with the Committee or its delegate. Any amounts deducted from the Participant's pay or otherwise collected from him by reason of his participation in this Plan for such purchase period shall be refunded and no further amounts will be collected from the Participant (by payroll deduction or otherwise) during the remainder of the purchase period. A Participant's termination of his right to purchase shall be

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irrevocable with respect to the purchase period to which it pertains.

     (g) REDUCTION OF COMPENSATION PERCENTAGE. A Participant may, once and only once during a purchase period, other than after his termination of employment with the Company, reduce the percentage of his Compensation to be paid for shares of Common Stock under the purchase agreement to a lesser whole percentage by giving written notice to the Committee.

     (h) TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee of the Company for any reason (including, without limitation, death or retirement) during a purchase period, the Participant or his personal representative may either:

          (i)  receive a stock certificate for the number of shares (in five
(5) share lots) of Common Stock paid for pursuant to payroll deductions made on behalf of the Participant during the purchase period up to the day before the date of the Participant's cessation of employment and receive any balance remaining in the Participant's account after such purchase; or

          (ii) receive a cash refund of all sums previously collected from the Participant during the purchase period.

Any election provided by this Section 6(h) shall be exercisable only during the 90-day period following the date of the Participant's cessation of employment (but in no event later than the last date of the purchase period) and the underlying right to purchase stock under this Plan shall terminate on the exercise of such election. If a Participant or his personal representative fails to make a timely election under this Section 6(h), the Company shall treat such failure as an election to exercise alternative (ii) above.

     (i) EXERCISE. Each right to purchase stock under this Plan, other than a right to purchase Common Stock that has been accelerated under this Plan or that has previously terminated under this Plan, shall be exercised automatically on the last day of the purchase period. Promptly after the date of exercise, the Participant or the Participant's nominee, shall be issued a stock certificate for the whole number of shares that is divisible by five (5) shares for which the Participant's right to purchase has been exercised. Not more than one certificate shall be issued pursuant to the exercise of any right to purchase Common Stock under this Plan. Any excess of amounts collected during the purchase period, plus any beginning balance over the purchase price of the issued shares, shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period, and, in any case, refunded after termination.

     (j)  REDUCTION OF PURCHASE PRICE.  If the fair market value

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of a share of Common Stock on the last day of the purchase period is less than the fair market value of such share on the commencement date of the purchase period, then the purchase price per share under this Plan on the last day of the purchase period shall be reduced to eighty-five percent (85%) of the fair market value of such share on the last day of the purchase period. Each right to purchase stock in five (5) share multiples under this Plan not previously exercised or terminated shall be automatically exercised on the last day of the purchase period for the number of whole shares (in five (5) share lots) obtained by dividing the sum on deposit from the Participant (and not refunded) by the purchase price per share determined under this Section 6(j), but in no event shall any right to purchase stock under this Plan be exercised for more than the specified number of shares, if any, (subject to adjustment under Section 5(b)) established by the Committee pursuant to Section 6(c) (i) before the beginning of the purchase period, and the balance shall be, at the sole option of the Company, promptly refunded or left on deposit for the ensuing quarterly period. For example, if a Participant has $100.00 on account and the Company's stock price pursuant to this paragraph is determined to be $9.00, then ten (10) shares will be issued (10 x $9.00; with ten (10) being divisible by 5) and $10.00 will be left on deposit or refunded as herein stated.

     (k) RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to shares subject to a right to purchase Common Stock granted under this Plan until such right to purchase is exercised and a share certificate is delivered to the Participant. No adjustments shall be made for dividends, distributions or other rights for which the record date is before the date of exercise.

     (l) ASSIGNABILITY. No right to purchase Common Stock granted under this Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and, during the lifetime of the Participant, such rights to purchase Common Stock shall be exercisable only by the Participant.

     (m) ACCRUAL LIMITATIONS. No Participant shall be entitled to accrue rights to purchase Common Stock under this Plan that, when aggregated with purchase rights accruable by him under other qualified employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would permit such Participant to purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of such Common Stock on the date the Participant accrues purchase rights under the Plan) for each calendar year such purchase rights are at any time outstanding.

    (n)  MERGER OR LIQUIDATION OF THE COMPANY. If the Company

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or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company or to dispose of greater than fifty percent (50%) of the outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation, each Participant shall be entitled to receive, as nearly as reasonably may be determined, the cash, securities or property (or any combination thereof) that a holder of one share of the Common Stock was entitled to receive at the time of such transaction. The Board or the Committee shall take such steps in connection with such transactions as the Board or the Committee shall deem necessary to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, to the said cash, securities or property (or any combination thereof) as to which such Participant might thereafter be entitled to receive.

     (o) NO INTEREST. No interest shall be paid on any monies refunded to Participants pursuant to the provisions of this Plan.

     (p) WITHHOLDING. The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with the purchase of Common Stock under this Plan or the sale of such stock that is not held for at least two (2) years after the beginning of the purchase period during which the Common Stock was purchased. Such withholding may include all or any portion of any payment or other compensation payable to the Participant, unless the Participant reimburses the Company for such amount.

7.   AMENDMENT.

     The Board may from time to time alter, amend, suspend or discontinue this Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights to purchase stock at the time outstanding under this Plan and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares subject to this Plan or the maximum number of shares for which a right to purchase Common Stock under this Plan may be exercised (unless necessary to effect the adjustments required by Section 5(b)), extend the term of this Plan, alter the per share purchase price formula so as to reduce the purchase price per share specified in this Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in this Plan. Furthermore, the Plan may not, without the approval of the shareholders of the Company, be amended in any manner that will cause this Plan to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Code.

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8.   Effective Date

     This Plan has been approved by the Board and shall become effective on the effective date of the Company's registration statement filed with the Securities and Exchange Commission, provided the shareholders of the Company have approved this Plan. If the shareholders have not approved this Plan, this Plan will not become effective.

                                            METRO INFORMATION SERVICES, INC.


Date: December 24, 1996                 By: /s/ John H. Fain
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                                            John H. Fain, President

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